                                                                     EXHIBIT 4.5



                                PLEDGE AGREEMENT


                          DATED AS OF DECEMBER 6, 2001


                                     BETWEEN






                             MAJESTIC INVESTOR, LLC,
                                   AS PLEDGOR


                                       AND



                              THE BANK OF NEW YORK,
                                AS SECURED PARTY



                                TABLE OF CONTENTS
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                                                                                                       PAGE
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
1.       DEFINITIONS                                                                                     1
         1.1      GENERAL DEFINITIONS....................................................................1
         1.2      DEFINITIONS; INTERPRETATION............................................................3

2.       GRANT OF SECURITY                                                                               3
         2.1      GRANT OF SECURITY......................................................................3
         2.2      INTERCREDITOR AGREEMENT................................................................3

3.       SECURITY FOR OBLIGATIONS.                                                                       3
         3.1      SECURITY FOR OBLIGATIONS...............................................................3
         3.2      OBLIGATIONS REMAIN.....................................................................4

4.       REPRESENTATIONS AND WARRANTIES AND COVENANTS.                                                   4
         4.1      GENERALLY..............................................................................4
         4.2      PLEDGED LLC INTERESTS..................................................................6

5.       FURTHER ASSURANCES.                                                                            10

6.       ATTORNEY-IN-FACT.                                                                              10
         6.1      POWER OF ATTORNEY.....................................................................10
         6.2      NO DUTY ON THE PART OF SECURED PARTY..................................................11

7.       REMEDIES.                                                                                      11
         7.1      GENERALLY.............................................................................11
         7.2      APPLICATION OF PROCEEDS...............................................................13
         7.3      PLEDGED LLC INTERESTS.................................................................13
         7.4      CASH PROCEEDS.........................................................................13
         7.5      REGULATORY MATTERS....................................................................14

8.       CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.                                               14

9.       STANDARD OF CARE; SECURED PARTY MAY PERFORM.                                                   14

10.      INDEMNITY AND EXPENSES.                                                                        15

11.      MISCELLANEOUS.                                                                                 15
         11.1     NOTICES...............................................................................15
         11.2     EXPENSES..............................................................................16
         11.3     AMENDMENTS AND WAIVERS................................................................16
         11.4     SUCCESSORS AND ASSIGNS................................................................16
         11.5     INDEPENDENCE OF COVENANTS.............................................................17
         11.6     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS................................17
         11.7     NO WAIVER; REMEDIES CUMULATIVE........................................................17
         11.8     MARSHALING; PAYMENTS SET ASIDE........................................................17

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


         11.9     SEVERABILITY..........................................................................17
         11.10    HEADINGS..............................................................................17
         11.11    APPLICABLE LAW........................................................................17
         11.12    CONSENT TO JURISDICTION...............................................................17
         11.13    WAIVER OF JURY TRIAL..................................................................18
         11.14    COUNTERPARTS..........................................................................18
         11.15    GAMING LAWS...........................................................................18
         11.16    EFFECTIVENESS.........................................................................19
         11.17    ENTIRE AGREEMENT......................................................................19
         11.18    INDENTURE CONTROLS....................................................................19
         11.19    TRUST INDENTURE ACT CONTROLS..........................................................19

SCHEDULE 4.1 -  (A)  FULL LEGAL NAME/JURISDICTION OF
                     ORGANIZATION/CHIEF EXECUTIVE OFFICE

                (B)  OTHER NAMES

                (C)  FINANCING STATEMENTS

SCHEDULE 4.2 -  INVESTMENT RELATED PROPERTY

EXHIBIT A - FORM OF PLEDGE SUPPLEMENT

         This PLEDGE AGREEMENT, dated as of December 6, 2001 (this "AGREEMENT"), between MAJESTIC INVESTOR, LLC, a Delaware limited liability company ("PLEDGOR"), and THE BANK OF NEW YORK (together with any successor Trustee pursuant to the terms of the Indenture, "SECURED PARTY"), acting in the capacity of collateral agent for the benefit of the holders of the Notes issued under the Indenture referred to below.

                                R E C I T A L S:

         WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), by and among Majestic Investor Holdings, LLC, a Delaware limited liability company and wholly-owned Subsidiary of Pledgor ("COMPANY"), Majestic Investor Capital Corp., a Delaware corporation (together with Company, "ISSUERS" and each an "ISSUER"), the Subsidiary Guarantors party thereto and Secured Party.

         WHEREAS, Pledgor, as a member of Company, will directly and indirectly receive substantial benefits by reason of the financial accommodations made by Secured Party and the Holders under the Indenture.

         WHEREAS, in consideration of the extension of credit as set forth in the Indenture, Pledgor has agreed to secure all obligations under the Indenture.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Pledgor and Secured Party agree as follows:

1.  DEFINITIONS

    1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

         "AGREEMENT" shall have the meaning set forth in the preamble.

         "CASH PROCEEDS" shall mean all proceeds of any Collateral received by Pledgor consisting of cash, checks and cash equivalents.

         "COLLATERAL" shall have the meaning set forth in Section 2.1.

         "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

         "COMPANY" shall have the meaning set forth in the recitals hereto.

         "CREDIT FACILITY SECURED PARTY" shall mean the agent or any other Person acting on behalf and for the benefit of the lender(s) under the Credit Facility.

         "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign, including any Gaming Authority.

         "INDEMNITEE" shall mean Secured Party, and its and its Affiliates' officers, partners, directors, trustees, employees, agents.

         "INDENTURE" shall have the meaning set forth in the recitals hereto.

         "INDENTURE DOCUMENTS" shall mean the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by Issuers or Subsidiary Guarantors pursuant to the Indenture or any of the foregoing, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

         "ISSUERS" shall have the meaning set forth in the recitals hereto.

         "PLEDGED LLC INTERESTS" shall mean all interests in Company, including, without limitation, all limited liability company interests listed on Schedule
4.2 under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of Pledgor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

         "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

         "PLEDGOR" shall have the meaning set forth in the preamble.

         "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Pledged LLC Interests and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

         "RECORD" shall have the meaning specified in Article 9 of the UCC.

         "SECURED OBLIGATIONS" shall have the meaning specified in Section 3.1.

         "SECURED PARTY" shall have the meaning set forth in the preamble.

         "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

         1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

2.       GRANT OF SECURITY

         2.1 GRANT OF SECURITY. Pledgor hereby grants to Secured Party a security interest and continuing lien on all of Pledgor's right, title and interest in, to and under all property of Pledgor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, Pledgor's "COLLATERAL"):

                  (i)      Pledged LLC Interests;

                  (ii) to the extent not otherwise included above, all Collateral Records relating to any of the foregoing; and

                  (iii) to the extent not otherwise included above, all Proceeds of or in respect of any of the foregoing.

         2.2 INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the relative rights and remedies of Secured Party hereunder and the Credit Facility Secured Party shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

3.       SECURITY FOR OBLIGATIONS.

         3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) (and any successor provision thereof)), of all Obligations of each Issuer under the Indenture Documents (the "SECURED OBLIGATIONS").

3.2      OBLIGATIONS REMAIN.

         (a) Anything contained herein to the contrary notwithstanding:

                  (i) Pledgor shall remain liable under any limited liability company agreement relating to any Pledged LLC Interest and/or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

                  (ii) the exercise by Secured Party of any of its rights hereunder shall not release Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

                  (iii) Secured Party shall not have any obligation or liability under any limited liability company agreement relating to any Pledged LLC Interests or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         (b) Neither Secured Party nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any limited liability company agreement relating to any Pledged LLC Interests or any other contracts and agreements included in the Collateral.

4.       REPRESENTATIONS AND WARRANTIES AND COVENANTS.

         4.1 GENERALLY.

         (a) Representations and Warranties. Pledgor hereby represents and warrants that:

                  (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, including, without limitation, liens arising as a result of Pledgor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

                  (ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time):
                           (x) the type of organization of Pledgor, (y) the jurisdiction of organization of Pledgor and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located;

                  (iii)    the full legal name of Pledgor is as set forth on
                           Schedule 4.1(A) and it has not done in the last five
                           (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

                  (iv) Pledgor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated;

                  (v) upon the filing of all UCC financing statements naming Pledgor as "debtor" and Secured Party as "Secured Party" and describing the Collateral in the filing offices set forth opposite Pledgor's name on
                           Schedule 4.1(C) hereof (as such schedule may be amended or supplemented from time to time), the security interests granted to Secured Party hereunder constitute valid and perfected Liens (subject in the case of priority only to Permitted Liens);

                  (vi) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained except to the extent any consents or approvals are required under applicable Gaming Laws or the Intercreditor Agreement;

                  (vii) other than the financing statements filed in favor of Secured Party, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to Secured Party for filing and (y) financing statements filed in connection with Permitted Liens;

                  (viii) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by Pledgor of the Liens purported to be created in favor of Secured Party hereunder or (ii) the exercise by Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (v) above, (B) as may be required, in connection with the disposition of any Pledged LLC Interests, by laws generally affecting the offering and sale of Securities and (C) to the extent any consents or approvals are required under applicable Gaming Laws or the Intercreditor Agreement; and

                  (ix) all information supplied by Pledgor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         (b) Covenants and Agreements. Pledgor hereby covenants and agrees that:

                  (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral except Permitted Liens, and Pledgor shall defend the Collateral against all Persons at any time claiming any interest therein;

                  (ii) it shall not change Pledgor's name, identity, corporate structure, sole place of business, chief executive office or jurisdiction of organization or establish any trade names unless it shall have taken all actions necessary or advisable to maintain the continuous validity and perfection of Secured Party's security interest in the Collateral intended to be granted and agreed to hereby;

                  (iii) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Pledgor or any of the Collateral as a result of the failure to make such payment; and

                  (iv) upon Pledgor or any officer of Pledgor obtaining knowledge thereof, it shall promptly notify Secured Party in writing of any event that may materially and adversely affect the ability of Pledgor or Secured Party to dispose of the Collateral or any portion thereof, or the rights and remedies of Secured Party in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof.

4.2      PLEDGED LLC INTERESTS.

         (a) Representations and Warranties. Pledgor hereby represents and warrants that:

                  (i) Schedule 4.2 (as such schedule may be amended or supplemented from time to time) sets forth, under the headings

                           "Pledged LLC Interests", all of the Pledged LLC Interests owned by Pledgor, and such Pledged LLC Interests constitute one hundred percent (100%) of membership interests of Company;

                  (ii) it is the record and beneficial owner of the Pledged LLC Interests free of all Liens, rights or claims of other Persons other than Permitted Liens;

                  (iii) without limiting the generality of Section 4.1(a)(vi), no consent of any Person or any other member of a limited liability company is necessary or desirable in connection with the creation or perfection of the security interest of Secured Party in any Pledged LLC Interests or (other than approvals required under applicable Gaming Laws) the exercise by Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

                  (iv) as of the Issue Date, none of the Pledged LLC Interests are or represent interests in issuers that are: (a) registered as investment companies or (b) are dealt in or traded on securities exchanges or markets.

         (b) Covenants and Agreements. Pledgor hereby covenants and agrees that:

                  (i) it shall not vote to enable or take any other action to: (a) amend or terminate any limited liability company agreement or other organizational documents in any way that materially changes the rights of Pledgor with respect to any Pledged LLC Interests or adversely affects the validity, perfection or priority of Secured Party's security interest, (b) other than as permitted under the Indenture, permit Company to dispose of all or a material portion of its assets, or (c) waive any default under or breach of any terms of organizational document relating to Company;

                  (ii) in the event it acquires rights in any Pledged LLC Interests after the date hereof, it shall deliver to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged LLC Interests and all other Pledged LLC Interests. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to all Pledged LLC Interests immediately upon Pledgor's acquisition of rights therein and shall not be affected by the failure of Pledgor to deliver a supplement to Schedule 4.2 as required hereby;

                  (iii) except as provided in the next sentence, in the event Pledgor receives any dividends, interest or distributions on any Pledged LLC Interests, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged LLC Interests, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) Pledgor shall immediately take all steps, if any, necessary or advisable to ensure the validity and perfection, priority and, if applicable, control of Secured Party over such Pledged LLC Interests (including, without limitation, delivery thereof to Secured Party or Credit Facility Secured Party pursuant to the terms of the Intercreditor Agreement to the extent then in effect) and pending any such action Pledgor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of Secured Party and shall be segregated from all other property of Pledgor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Secured Party authorizes Pledgor to retain all ordinary cash dividends and distributions paid in the normal course of business and all scheduled payments of interest;

                  (iv) it shall comply with all of its obligations under any limited liability company agreement relating to Pledged LLC Interests and shall enforce all of its rights with respect to any Pledged LLC Interests; and

                  (v) it shall not permit Company to merge or consolidate unless (i) Company creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent company and (iii) permitted by the terms of the Indenture.

         (c) Delivery and Control. Pledgor agrees that with respect to any Pledged LLC Interests in which it currently has rights it shall comply with the provisions of this Section 4.2(c) on or before the Closing Date and with respect to any Pledged LLC Interests hereafter acquired by Pledgor it shall comply with the provisions of this Section 4.2(c) immediately upon acquiring rights therein, in each case in form and substance satisfactory to Secured Party. With respect to any Pledged LLC Interests that is now or hereafter represented by a certificate or that is an "instrument" it shall cause such certificate or instrument to be delivered to Secured Party or Credit Facility Secured Party (in accordance with the terms of the Intercreditor Agreement to the extent then in effect), indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. In the event that at any time after the date of this Agreement any Pledged LLC Interest is (i) dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security or (iv) is held in a securities account, Pledgor will immediately notify Secured Party in writing of such event, and will immediately execute such documents, and do such other acts or things deemed appropriate by Secured Party to deliver to Secured Party (subject to the terms of the Intercreditor Agreement to the extent then in effect) control (within the meaning of Article 8 of the UCC) of the Pledged LLC Interest. Pledgor represents and warrants that none of the events described in clauses (i), (ii),
(iii) or (iv) above has occurred and is existing as of the date of this Agreement. Pledgor will not contest in any manner the perfection or priority of Secured Party's lien on any Pledged LLC Interest. Upon the occurrence of an Event of Default, subject to the terms of the Intercreditor Agreement to the extent then in effect, any applicable Gaming Laws and other applicable laws (including, without limitation, Liquor Laws) and Section 7 hereof, Secured Party shall have the right to have all or any portion of the Pledged LLC Interests registered in its name or the name of a nominee or agent on the books of the Company, to the extent necessary to enforce its rights to receive distributions with respect thereto or vote such Pledged LLC Interests; provided that no such registration shall constitute a transfer of ownership and Pledgor shall not be deemed to have waived its rights under Section 9-610 of the UCC to have the Pledged LLC Interests sold in a public sale. In addition, Secured Party (subject to and in accordance with the terms of the Intercreditor Agreement to the extent then in effect) shall have the right at any time, without notice to Pledgor, to exchange any certificates or instruments representing any Pledged LLC Interests for certificates or instruments of smaller or larger denominations.

         (d) Voting and Distributions.

                  (i) So long as no Event of Default shall have occurred and be continuing, subject to applicable Gaming Laws:

                           (A) Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged LLC Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; and

                           (B) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all proxies, and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above; and

                  (ii) Subject to applicable Gaming Laws, upon the occurrence and during the continuation of an Event of Default, subject to Section 7.5(a) and the terms of the Intercreditor Agreement, to the extent then in effect:

                           (A) all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                           (B) in order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (2) Pledgor acknowledges that Secured Party may utilize the power of attorney set forth in Section 6.

5.       FURTHER ASSURANCES.

         Pledgor agrees that from time to time, at the expense of Pledgor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall:

                  (i) execute and file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

                  (ii) appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Collateral.

         (b) Pledgor, upon its written direction and with forms provided by it to Secured Party, hereby authorizes Secured Party to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are reasonably necessary or advisable to perfect the security interest granted to Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Secured Party herein. Pledgor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral all in reasonable detail.

6.       ATTORNEY-IN-FACT.

         6.1 POWER OF ATTORNEY. Pledgor hereby irrevocably appoints Secured Party (such appointment being coupled with an interest) as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or the Credit Facility Secured Party, from time to time in its discretion to take any action and to execute any instrument that it may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, subject to the terms of the Intercreditor Agreement (to the extent then in effect), including, without limitation, the following:

         (a) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above, subject in all respects to the rights of any lender under the Credit Facility to receive, endorse and collect the same;

         (c) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

         (d) to prepare and file any UCC financing statements against Pledgor as debtor;

         (e) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same, any such payments made by Secured Party to become obligations of Pledgor to Secured Party, due and payable immediately without demand; and

         (f) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time or from time to time, all acts and things necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

         6.2 NO DUTY ON THE PART OF SECURED PARTY. The powers conferred on Secured Party hereunder are solely to protect the interests of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.       REMEDIES.

         7.1 GENERALLY.

         (a) If any Event of Default shall have occurred and be continuing, and subject to applicable Gaming Laws, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously: without notice except as specified below or under the UCC, sell, assign or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable.

         (b) Secured Party may be a purchaser of any or all of the Collateral at any public or private (to the extent permitted by applicable law, including any applicable Gaming Law) sale in accordance with the UCC and Secured Party, as Secured Party for and representative of the Holders, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor agrees that it would not be commercially unreasonable for Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Secured Party hereunder.

         (c) Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

         (d) If Secured Party sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral, subject to applicable Gaming Laws.

         (e) All amounts and proceeds (including checks and other instruments) received by Pledgor in respect of amounts due to Pledgor in respect of the Collateral or any portion thereof following the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over or delivered (subject to the Intercreditor Agreement to the extent then in effect) to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.4 following the occurrence and during the continuance of an Event of Default.

         7.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of the applicable Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder or under the Indenture, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Holders; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of Pledgor or to whosoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

         7.3 PLEDGED LLC INTERESTS. Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged LLC Interests conducted without prior registration or qualification of such Pledged LLC Interests under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged LLC Interests for their own account, for investment and not with a view to the distribution or resale thereof, and to comply with applicable Gaming Laws. Pledgor acknowledges that any such sale may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and Pledgor agrees that any such sale shall not be deemed to have not been made in a commercially reasonable manner by reason of such circumstances and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged LLC Interests for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Pledged LLC Interests, upon written request, Pledgor shall and shall cause Company from time to time to furnish to Secured Party all such information as necessary to determine the number and nature of interests, shares or other instruments included in the Pledged LLC Interests which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         7.4 CASH PROCEEDS. Cash Proceeds shall be held by Pledgor in trust for Secured Party, segregated from other funds of Pledgor, and shall, forthwith upon receipt by Pledgor, unless otherwise provided pursuant to Section 4.2, be turned over to Secured Party in the exact form received by Pledgor (duly indorsed by Pledgor to Secured Party, if required). Any Cash Proceeds received by Secured Party (whether from Pledgor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by Secured Party for the ratable benefit of the Holders, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of Secured Party, (A) be held by Secured Party for the ratable benefit of the Holders, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by Secured Party against the Secured Obligations then due and owing.

         7.5 REGULATORY MATTERS. Secured Party acknowledges and agrees that:

         (a) In the event that, upon the occurrence and during the continuance of an Event of Default, Secured Party exercises any of the voting and consensual rights afforded under this Agreement, or one or more of the remedies set forth in Section 7 of this Agreement, including but not limited to foreclosure, transfer or other enforcement of security interests in the Pledged LLC Interests, pursuant to applicable Gaming Laws, such exercise of remedies shall require the separate and prior approval of the applicable Gaming Authorities and/or licensing of Secured Party (unless such licensing requirement is waived by such Gaming Authorities upon application of Secured Party) pursuant to applicable Gaming Laws.

         (b) The approval of the applicable Gaming Authorities of this Agreement shall not act or be construed as the approval, either express or implied, for Secured Party to take any actions or steps provided for in this Agreement for which prior approval of such Gaming Authority is required, without first obtaining such prior and separate approval of the Gaming Authorities to the extent then required by applicable law.

8.       CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

         This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon Pledgor, its successors and assigns (except to the extent otherwise provided in the Indenture), and inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Holder may assign or otherwise transfer any Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Holders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral granted hereunder shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense and upon documents provided by it, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

9.       STANDARD OF CARE; SECURED PARTY MAY PERFORM.

         The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 11.2 hereof.

10.      INDEMNITY AND EXPENSES.

         (a) Pledgor agrees:

                  (i) to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses, damages, expenses (including reasonable legal fees and expenses) and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee's own gross negligence or willful misconduct as finally and unappeallably determined by a court of competent jurisdiction; and

                  (ii) to pay to Secured Party promptly following written demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Indenture.

         (b) The obligations of Pledgor in this Section 10 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement.

11.      MISCELLANEOUS.

         11.1 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to Pledgor or Secured Party, shall be sent to (a) in the case of Secured Party, to its address as set forth in the Indenture and (b) in the case of Pledgor, to:

                  Majestic Investor, LLC
                  One Buffington Harbor Drive
                  Gary, Indiana 46406
                  Attention:  Michael E. Kelly
                  Facsimile No.: (219) 977-7811

Each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Secured Party shall be effective until received by Secured Party.

         11.2 EXPENSES. Pledgor agrees to pay promptly all the costs and expenses of preparation of the Collateral Agreements and any consents, amendments, waivers or other modifications thereto; all the costs of furnishing all opinions by counsel for Pledgor; the reasonable fees, expenses and disbursements of counsel to Secured Party (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Collateral Agreements and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Pledgor; all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Secured Party, for the benefit of Holders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Secured Party and of counsel providing any opinions in respect of the Collateral or the Liens created pursuant to the Collateral Agreements; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Secured Party and its counsel) in connection with the custody or preservation of any of the Collateral; and after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Secured Party in enforcing any Secured Obligations of or in collecting any payments due from Pledgor hereunder by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

11.3     AMENDMENTS AND WAIVERS.

         (a) Secured Party's Consent. Subject to Section 11.3(b) and 11.3(c), no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Secured Party.

         (b) Other Consents. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall amend, modify, terminate or waive any provision herein as the same applies to Secured Party without the consent of Secured Party except as provided in accordance with the Indenture.

         (c) Waiver. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

         11.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. Pledgor shall not assign any right, duty or obligation hereunder.

         11.5 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         11.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of Pledgor set forth in Sections 10 and 11.2 shall survive the payment of the Obligations under the Indenture and the termination hereof.

         11.7 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder or under any other Indenture Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Indenture Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         11.8 MARSHALING; PAYMENTS SET ASIDE. Secured Party shall not be under any obligation to marshal any assets in favor of Pledgor or any other Person or against or in payment of any or all of the Secured Obligations.

         11.9 SEVERABILITY. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         11.10 HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         11.11 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         11.12 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING HERETO, OR ANY OF THE SECURED OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY

DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

         11.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         11.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         11.15 GAMING LAWS AND LIQUOR LAWS.

                  (a) Secured Party acknowledges, understands and agrees that the Gaming Laws and Liquor Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Agreement with respect to the Collateral subject to the Gaming Laws and Liquor Laws.

                  (b) If any consent under the Gaming Laws or Liquor Laws is required in connection with the taking of any of the actions which may be taken by Secured Party in the exercise of its rights hereunder, then Pledgor agrees to use its best efforts to secure such consent and to cooperate with Secured Party in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Pledgor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that Secured Party may be required to file in order to obtain any necessary approvals under the Gaming Laws and Liquor Laws, and if Pledgor fails or refuses to execute such documents, Secured Party or the clerk of the court with jurisdiction may execute such documents on behalf of Pledgor.

                  (c) Notwithstanding any other provision of this Agreement to the contrary other than as set forth in Section 7.5, nothing in this Agreement shall (i) effect any transfer of any ownership interest in Company or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Pledgor or Company, under any of the Gaming Laws or Liquor Laws.

         11.16 EFFECTIVENESS. Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Secured Party of written or telephonic notification of such execution and authorization of delivery thereof.

         11.17 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between Pledgor and Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties.

         11.18 INDENTURE CONTROLS. All terms, covenants, conditions, provisions and requirements of the Indenture, including without limitation Article VII, are incorporated by reference herein. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

         11.19 TRUST INDENTURE ACT CONTROLS. If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act of 1939 as in effect on the date of this Agreement, the imposed duties shall control.

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         IN WITNESS WHEREOF, Pledgor and Secured Party have caused this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             MAJESTIC INVESTOR, LLC


                             By: /s/ Don H. Barden
                                -----------------------------------------------
                             Name: Don H. Barden
                             Title: Manager


                             THE BANK OF NEW YORK,
                             as Secured Party


                             By: /s/ Robert A. Massimillo
                                -----------------------------------------------
                             Name: Robert A. Massimillo
                             Title: Vice President